UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 16, 2005

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

(617) 491-9700
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 15,  2005, Momenta Pharmaceuticals, Inc. (the “Company”), entered into an amendment to a consulting agreement (the “Amended Agreement”) with Ram Sasisekharan, a member of the Company’s board of directors, pursuant to which Mr. Sasisekharan will provide increased consulting services relating to the Companies research and development activities.  As compensation under the Amended Agreement, the Company will increase cash paid to Mr. Sasisekharan for services rendered from $100,000 to $150,000 per 365-day period effective as of February 1, 2005.  Payments will be made at the end of each calendar quarter with the quarterly payment due on March 31, 2005 to be paid on a pro-rata basis.  The consulting agreement will expire in accordance with its terms on August 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: March 16, 2005	By:	/s/ Richard P. Shea
Richard P. Shea
Chief Financial Officer
(Principal Financial Officer)